Exhibit 10.3

June __, 2015

Mr. David Davidovich

Dear Mr. Davidovich:

Reference is made to the Securities Purchase Agreement (as amended from time to time, the “Agreement”), dated as of June 24, 2015, between you and Cleveland BioLabs, Inc., a Delaware corporation (the “Company”). Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Agreement.

1. Agreement to Vote Shares. In accordance with Section 2.2 of the Agreement, this letter (the “Letter Agreement”) will confirm the undersigned’s unconditional and irrevocable agreement, at any duly called meeting of the stockholders of the Company (or any adjournment or postponement thereof) and in any action by written consent of the stockholders of the Company, that the undersigned will, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause all of the shares of Common Stock over which the undersigned has voting control (the “Shares”) to be counted as present thereat for purposes of establishing a quorum, and shall vote or consent (or cause to be voted or consented), in person or by proxy all the undersigned’s Shares:

(a) in favor of the adoption of each of the amendments to the Certificate of Incorporation of the Company (as it may be amended from time to time) to:

(i) provide that any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors;

(ii) provide that any holder of 10% or more of the outstanding Common Stock shall be entitled to call a special meeting of the stockholders; and

(iii) expressly elect that Section 203 of the Delaware General Corporation Law shall not apply (collectively with (i) and (ii), the “Amendments”); and

(b) against any action or proposal involving the Company that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the transactions contemplated by the Agreement or could reasonably be expected to result in any of the Company’s obligations under the Agreement not being fulfilled.

2. Proxy and Power of Attorney. The undersigned hereby appoints the Purchaser and any designee of the Purchaser, as the undersigned’s agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent with respect to any and all of the undersigned’s Shares in accordance with the preceding paragraph. The undersigned agrees to take such further action or execute such other instruments as may be requested and necessary to effectuate the intent of this proxy. The undersigned affirms that the irrevocable proxy set forth in this Letter Agreement is given in connection with, and in consideration of, the execution of the Agreement, and that such irrevocable proxy is given to the Purchaser by the undersigned to secure the performance of the undersigned’s duties under the Agreement.

The proxy and power of attorney granted pursuant to this Letter Agreement to the Purchaser by the undersigned shall (a) be irrevocable, (b) be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and (c) revoke any and all prior proxies and powers of attorney granted by the undersigned with respect to the undersigned’s Shares and the undersigned shall not give any subsequent proxy or power of attorney with respect to the undersigned’s Shares with respect to the matters addressed hereby or that would otherwise result in the undersigned being unable to perform the undersigned’s obligations hereunder. The power of attorney granted by the undersigned herein is a durable power of attorney and shall survive the undersigned’s dissolution, bankruptcy, death or incapacity and shall be binding upon the undersigned’s heirs, personal representatives, successors or assigns.

It is agreed that the Purchaser and any designee of the Purchaser shall use the irrevocable proxy granted hereby only in accordance with applicable Law. For the avoidance of doubt, the vote of the Purchaser or any designee of the Purchaser shall control with respect to the matters addressed hereby in any conflict between the vote by the Purchaser or any designee of the Purchaser of the Shares and any other vote by the undersigned or any other Person of the Shares.

3. Termination. This Letter Agreement and the proxy and power of attorney granted hereunder shall terminate upon the earlier of (each, a “Termination”):

(a) the termination of the Agreement in accordance with its terms

(b) the adoption of the Amendments; and

(c) at such time that that undersigned ceases to be engaged as an officer or director of the Company.

4. No Agreement as Director or Officer. The Purchaser acknowledges that this Agreement is entered into by the undersigned in his or her capacity as an owner of the Shares and that nothing in this letter shall in any way restrict or limit the undersigned from taking or authorizing any action or inaction in his or her capacity as a director, officer or other fiduciary of the Company or its Subsidiaries.

5. Transfers. The undersigned agrees that during the period from and including the Closing Date through and including the Termination date, except as contemplated by the terms of this Letter Agreement, it shall not without the Purchaser’s prior written consent (such consent not to be unreasonably withheld), (i) sell (including short sales), transfer, tender, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”) of any or all of the Shares (other than pursuant to a foreclose on such Shares pursuant to a bona fide lien or encumbrance on the Shares) unless the recipient of such shares, as a condition to such Transfer, agrees in writing to be bound by the terms and conditions of this Letter Agreement; (ii) grant any proxies or powers of attorney with respect to any or all of the Shares that would permit any action to be taken with respect to the Shares in contravention of this Letter Agreement; or (iii) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting the undersigned’s ability to perform its obligations under this Letter Agreement. In the event of a stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, conversion, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction.

6. Effectiveness. This Letter Agreement shall become effective upon the Closing.

7. Governing Law. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

By:
Name:
Number of voting shares over which I have voting control: